                                                                EXHIBIT 10.9

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of November 1, 1994 (the "Agreement"), between Premium Standard Farms, Inc., a Missouri corporation (the "Company"), and Mark Warren (the "Employee").

                 WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of December 1, 1992 (the "Old Contract") which is terminated as of the date hereof and replaced in its entirety by this Agreement;

                 WHEREAS, the Company desires to employ the Employee and to assure itself of the continued services of the Employee for the term of employment provided for in this Agreement, and the Employee desires to be employed by the Company for such period, upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.      EMPLOYMENT AND DUTIES

                 1.1. General. The Company hereby employs the Employee, and the Employee agrees to serve, as Vice President of Operations/Missouri of the Company upon the terms and conditions herein contained. In such capacities the Employee agrees to serve the Company faithfully and to the best of his ability under the direction of the Co-Chairmen and President of the Company or such other person or persons as any of them may designate. The Employee also agrees to serve, if elected, at no compensation in addition to that provided for in this Agreement, in the position of officer or director of any subsidiary of the Company; provided, however, that such position shall be of no less status relative to such subsidiary as the position that the Employee holds pursuant to the first sentence of this Section 1.1 with respect to the Company.

                 1.2. Term of Employment. The Employee's employment under this Agreement shall commence on November 1, 1994 (the "Effective Date") and shall terminate on the earlier of (i) November 1, 1999, or (ii) termination of the Employee's employment pursuant to this Agreement. This initial term, however, shall be automatically extended without further action of either party for additional one-year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least three months prior to the expiration of the then effective term (the period commencing on the Effective Date and ending on November 1, 1999, or such later date to which the term of the Employee's employment shall have been extended is hereinafter referred to as the "Employment Term").

                 1.3. Duties. For the Employment Term, the Employee agrees to render full-time service to the Company as Vice President of Operations/Missouri, and in connection therewith to perform such duties, not inconsistent with the Employee's position of Vice President of Operations/Missouri, as the Employee may be reasonably directed to perform by the Co-Chairmen and President of the Company or such other person or persons as any of them may designate. For purposes of this Agreement, "full-time service" means the rendering of employment services pursuant to the terms of this Agreement at the Company's headquarters location in Princeton, Missouri each day during the Company's regular hours of business, exclusive of vacations, paid sick leave, paid holidays, or authorized leaves of absence, unless otherwise directed by the Co-Chairmen and President of the Company or such other person or persons as any of them may designate.

         2.      COMPENSATION

                 2.1. Base Salary. From the Effective Date, the Employee shall be entitled to receive a base salary ("Base Salary") at a rate of $130,000.00 per annum, payable in arrears in equal installments not less frequently than monthly in accordance with the Company's payroll practices, with such annual increases as necessary to reflect changes in the cost of living and with such additional increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Employee's annual Base Salary.

                 2.2. Annual Review. The Employee's Base Salary shall be reviewed by the Compensation Review Committee of the Company in good faith, based upon the Employee's performance, not less often than annually, and such Base Salary may be increased (but not decreased) upon such review during the remainder of the Employment Term. In addition to any increases under Section 2.2, the Company at any time may in its sole discretion increase the Employee's Base Salary.

         3.      EMPLOYEE BENEFITS

                 3.1. General. The Employee shall be included, to the extent eligible thereunder by virtue of his position, tenure, salary, age and other qualifications, in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health and life insurance, or vacation and paid holidays) which shall be established by the Company for, or made available to, its employees. For purposes of the aforesaid benefit plans and other purposes of this Agreement, the Employee's employment with the Company shall not be terminated or interrupted by the termination of the Old Contract.

                 3.2. Company Car. The Employee shall continue to have the use of a car owned or leased by the Company to be used by the Employee for the performance of his services under this Agreement. The value of the car shall be approximately $25,000. The Employee shall also be reimbursed for expenses associated with the use of such vehicle in accordance with the Company's expense reimbursement policy.

                 3.3. Reimbursement of Expenses. The Company will reimburse the Employee for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Employee of an itemized account of such expenditures, in accordance with Company practices consistently applied.

         4.      TERMINATION OF EMPLOYMENT

                 4.1.     Termination without Cause; Resignation for Good
                   Reason.

                 4.1.1. General. Subject to the provisions of Section 4.1.2 and 4.1.3, if, prior to the expiration of the Employment Term, the Employee's employment is terminated by the Company without Cause (as defined in Section 4.3), or if the Employee resigns from his employment hereunder for Good Reason (as defined in Section 4.4), the Company shall continue to pay the Employee his Base Salary as of the date of termination or resignation for the lesser of (i) one year following the date of termination or resignation or (ii) the remainder of the Employment Term (such period, as applicable, being referred to hereinafter as the "Severance Period"). During the Severance Period, the Employee shall also be eligible to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in all health, medical, supplemental medical and life insurance plans or programs ("Employee Welfare Plans") provided to the Employee by the Company pursuant to
Section 3 above at the time of such termination or resignation and which are provided by the Company to its employees following the date of such termination or resignation; provided, however, that the Employee's eligibility to participate in these Employee Welfare Plans shall end at such time as the Employee begins to receive coverage under comparable programs of a subsequent employer. If, during the Severance Period, the Employee is precluded from participating in any Employee Welfare Plan by its terms or applicable law, the Company shall provide the Employee with benefits that are reasonably equivalent in the aggregate to those which the Employee would have received under such plan had he been eligible to participate therein. Anything to the contrary herein notwithstanding, the Company shall have no obligation to continue to maintain during the Severance Period any Employee Welfare Plan solely as a result of the provisions of this Agreement.

                 4.1.2. Conditions Applicable to the Severance Period. If, during the Severance Period, the Employee materially breaches his obligations under Section 7 of this Agreement, the Company may, upon written notice to the Employee, terminate the Severance Period and cease to make any further payments, or to provide any further benefits, described in Section 4.1.1.

                 4.1.3. Death During Severance Period. In the event of the Employee's death during the Severance Period, the Severance Period shall immediately cease, the Company shall not be obligated to make any further payments pursuant to this Section 4, and the provisions of Section 5.1 shall apply as though the Employee's death had occurred immediately prior to termination of the Employment Term.

                 4.1.4. Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Employee. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Employee to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4.4 has expired without the Company having corrected, to the reasonable satisfaction of the Employee, the event or events subject to cure. If no date of resignation is specified in the written notice from the Employee to the Company, the date of termination shall be the first day following such expiration of such cure period.

                 4.2.     Termination for Cause; Resignation Without Good
                   Reason.

                 4.2.1 General. If, prior to the expiration of the Employment Term, the Employee's employment is terminated by the Company for Cause, or if the Employee resigns from his employment hereunder other than for Good Reason, the Employee shall be entitled only to payment of his Base Salary earned through and including the date of termination or resignation. The Employee shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment.

                 4.2.2.   Date of Termination.  Subject to the proviso to
Section 4.3, the date of termination for Cause shall be the date of receipt by the Employee of a written Notice of Termination provided for in Section 4.2.3. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Employee to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Employee.

                 4.2.3. Notice of Termination. Termination of the Employee's employment for Cause shall be communicated by delivery to the Employee of a written notice from the Company, stating that in the good faith opinion of the Company an event constituting Cause for termination in accordance with Section
4.3 has occurred and specifying the particulars thereof (a "Notice of Termination"). For purposes of this Agreement, no purported termination of the Employee's employment for Cause shall be effective without delivery of such Notice of Termination.

                 4.3. Cause. Termination for "Cause" shall mean termination of the Employee's employment because of (i) any willful material violation by the Employee of any law or regulation applicable to the business of the Company or any of its subsidiaries or the Employee's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Employee of a common law fraud, (ii) the Employee's commission of an act involving gross negligence on the part of the Employee in the conduct of his duties under this Agreement or any other employment or consulting agreement with another employer having a business relationship with the Company, (iii) the Employee's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other employer having a business relationship with the Company, (iv) any material breach by the Employee of any provision of this Agreement or any other employment or consulting agreement with another employer having a business relationship with the Company, including, without limitation, the continued failure or refusal of the Employee to perform the material duties required of him as an employee of the Company, or (v) any other misconduct by the Employee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates; provided, however, that if any such Cause relates to the Employee's obligations under this Agreement and (x) is susceptible to cure and (y) does not constitute a repetition of such Cause, the Company shall not terminate the Employee's employment hereunder unless the Company first gives the Employee a Notice of Termination, and the Employee has not, within 10 business days following receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 10 business day period, the Employee has not taken all reasonable steps within such 10 business day period to cure such Cause as promptly as practicable thereafter.

                 4.4. Good Reason. For purposes of this Agreement, "Good Reason" shall mean termination of the employment agreement by the Employee for reason of the Company's material breach of any provision of this Agreement; provided, however, that if any such material breach relates to the Company's obligations under this Agreement and (x) is susceptible to cure and (y) does not constitute a repetition of such material breach, the Employee shall not terminate his employment hereunder unless the Employee first gives the Company notice of its intention to terminate and of the grounds for such termination, and the Company has not, within 10 business days following receipt of the notice, cured such material breach, or in the event such material breach is not susceptible to cure within such 10 business day period, the Company has not taken all reasonable steps within such 10 business day period to cure such material breach as promptly as practicable thereafter.

         5.      DEATH OR PERMANENT DISABILITY

                 5.1. Death. If the Employee's employment hereunder is terminated by death, the Company shall, within 90 days of the date of death, make a lump sum payment to the Employee's estate (or other beneficiary designated by him in writing) equal in amount to the Base Salary as in effect on the date of death that would have been paid to the Employee over a period of three months. Thereafter, the Company shall have no further obligation under this Agreement.

                 5.2. Permanent Disability. In the event the Employee shall become physically or mentally disabled so that he is unable to render the services provided for by this Agreement for a period of six consecutive months, or for shorter periods aggregating six months during any twelve-month period, then the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months terminate the Employment Term for "Permanent Disability" by written notice to the Employee. The Company shall, following such termination, continue to pay the Employee's Base Salary as then in effect for a period of six months, and shall continue during such period the Employee's participation in medical benefits programs then maintained for the Company's employees (or shall provide reasonably equivalent benefits). The Employee will use his reasonable best efforts to cooperate with any physician engaged by the Company to determine whether or not Permanent Disability exists, and the determination of such physician made in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement. Any payments provided for in this Section 5.2 shall be offset (but not below zero) by any salary continuation payments received by the Employee under any plan, program or arrangements in which the Employee participated pursuant to Section 3 of this Agreement. Except as provided in this Section 5.2, upon termination of the Employment Term by virtue of the Employee's Permanent Disability, the Company shall have no further obligation to the Employee under this Agreement.

         6.      OBLIGATION TO MITIGATE DAMAGES

                 The Employee shall not be required to mitigate the amount of any payment provided for in Section 4.1 by seeking other employment, but the amount of any payment provided for in Section 4.1 shall be reduced (but not below zero) by any compensation earned by the Employee as the result of his employment by another employer subsequent to termination or resignation of his employment with the Company.

         7.      CONFIDENTIALITY

                 7.1. Confidentiality. The Employee covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

                 7.2. Exclusive Property. The Employee confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Employee relating to the business of the Company shall be and remain the property of the Company.

                 7.3. Injunctive Relief. Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required specifically to enforce any of the covenants in this Section 7. If for any reason a final decision of any court determines that the restrictions under this Section 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in this Section 7 as will render such restrictions valid and enforceable.

         8.      MISCELLANEOUS

                 8.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

                 To the Company:

                          Premium Standard Farms, Inc.
                          Highway 65 North
                          Princeton, Missouri 64673

                          Attention:  Dennis W. Harms
                          Telecopy:   (816) 748-4998

                 To the Employee:

                          Mark Warren
                          Highway 65 North
                          Princeton, Missouri 64673

Any such notice or communication shall be delivered in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, return receipt requested) or by certified or registered mail, return receipt requested, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

                 8.2. Severability. If a court of competent jurisdiction determines that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                 8.3. Disputes. Any disputes between the parties to this Agreement shall be settled by arbitration in Kansas City, Missouri under the auspices of, and in accordance with the rules of, the American Arbitration Association. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. Pending resolution of any dispute, any amounts payable pursuant to the terms of the Agreement shall be set aside by the Company in an escrow account. Upon resolution of the dispute, such amounts held in the escrow account shall be paid to the appropriate party.

                 8.4. Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Employee, including, without limitation, the Old Contract. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                 8.5. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to the Employee in connection with his employment hereunder.

                 8.6. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of Missouri without reference to rules relating to conflict of law.

                 8.7. Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by the Employee and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more entities, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the entity resulting from such merger or to which the assets shall be sold or transferred, which entity from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement. In the event of any other assignment of this Agreement by the Company, by operation of law or otherwise, the Company shall remain primarily liable for its obligations hereunder. This Agreement shall not be assignable by the Employee.

                 8.8. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 8.9. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 8.10 Authority. The Company represents and warrants that the signatory party hereto on behalf of the Company is a duly appointed officer of the Company acting pursuant to the power and authority granted to such officer by the Board of Directors of the Company. The Company further represents that the execution of this Agreement on behalf of the Company by a single signatory party with such power and authority shall be deemed binding upon the Company.

                 THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Employee has hereunto set his hand, as of the day and year first above written.


                                        PREMIUM STANDARD FARMS, INC.


                                        By: /s/ Dennis Harms
                                           ------------------------------
                                        Title:  President
                                              ---------------------------


                                        EMPLOYEE


                                        /s/ Mark Warren
                                        ---------------------------------
                                        Mark Warren